                                                                   EXHIBIT 10.16

                                                                  Execution Copy


                                  NANOGEN, INC.

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT





                                   May 5, 1997

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----

1.  Authorization and Sale of Stock........................................  1
    1.1    Sale and Issuance of Series D Preferred Stock...................  1
    1.2    Closing.........................................................  1
    1.3    Purchase of Additional Shares...................................  1

2.  Representations and Warranties of the Company..........................  2
    2.1    Organization, Good Standing and Qualification...................  2
    2.2    Capitalization and Voting Rights................................  2
           a.     Preferred Stock..........................................  2
           b.     Common Stock.............................................  3
           c.     Rights to Purchase Shares/Shareholder
                  Agreements...............................................  3
    2.3    Subsidiaries....................................................  3
    2.4    Authorization...................................................  3
    2.5    Valid Issuance of Preferred and Common Stock....................  4
    2.6    Governmental Consents...........................................  4
    2.7    Litigation......................................................  5
    2.8    Proprietary Information.........................................  5
    2.9    Patents and Trademarks..........................................  5
    2.10   Compliance with Other Instruments...............................  6
    2.11   Agreements; Action..............................................  6
    2.12   Related-Party Transactions......................................  7
    2.13   Permits.........................................................  8
    2.14   Environmental and Safety Laws...................................  8
    2.15   Manufacturing and Marketing Rights..............................  8
    2.16   Registration Rights.............................................  8
    2.17   Title to Property and Assets....................................  8
    2.18   Qualified Small Business........................................  8
    2.19   Financial Statements............................................  9
    2.20   Changes.........................................................  9
    2.21   Employee Benefit Plan........................................... 10
    2.22   Tax Returns, Payments and Elections............................. 10
    2.23   Insurance....................................................... 10
    2.24   Labor Agreements and Actions.................................... 10
    2.25   Real Property Holding Company................................... 11
    2.26   Disclosure...................................................... 11
    2.27   Minute Books.................................................... 11
    2.28   Private Placement Memorandum.................................... 11

3.  Representations and Warranties of Investor............................. 12
    3.1    Authorization................................................... 12
    3.2    Purchase Entirely for Own Account............................... 12
    3.3    Nature of Solicitation; Access to Data.......................... 12
    3.4    Investment Experience........................................... 13
    3.5    Accredited Investor............................................. 13
    3.6    Restricted Securities........................................... 13
    3.7    Further Limitations on Disposition.............................. 13
    3.8    Legends......................................................... 13

4.  Conditions of Investor's Obligations at Closing........................ 14


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
    4.1    Representations and Warranties.................................. 14
    4.2    Performance..................................................... 14
    4.3    Compliance Certificate.......................................... 14
    4.4    Qualifications.................................................. 14
    4.5    Opinion of Company's Counsel.................................... 14
    4.6    Blue Sky........................................................ 15
    4.7    Amendment to Investors' Rights Agreement........................ 15
    4.8    Legal Matters................................................... 15
    4.9    Research and Development Agreement.............................. 15

5.  Conditions of the Company's Obligations at Closing..................... 15
    5.1    Representations and Warranties.................................. 15
    5.2    Payment of Purchase Price....................................... 15
    5.3    Blue Sky........................................................ 15
    5.4    Restated Articles............................................... 15
    5.5    Legal Matters................................................... 15
    5.6    Research and Development Agreement.............................. 15

6.  Miscellaneous.......................................................... 16
    6.1    Survival of Warranties.......................................... 16
    6.2    Successors and Assigns.......................................... 16
    6.3    Governing Law................................................... 16
    6.4    Counterparts.................................................... 16
    6.5    Titles and Subtitles............................................ 16
    6.6    Notices......................................................... 16
    6.7    Finder's Fee.................................................... 16
    6.8    Attorneys' Fees................................................. 17
    6.9    Amendments and Waivers.......................................... 17
    6.10   Severability.................................................... 17
    6.11   Aggregation of Stock............................................ 17
    6.12   Entire Agreement................................................ 17


    Exhibit A   Amended and Restated Articles of Incorporation
    Exhibit B   Research and Development Agreement
    Exhibit C   Schedule of Exceptions
    Exhibit D   Opinion of Pillsbury Madison & Sutro LLP


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
                                  NANOGEN, INC.

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT


      THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT is made as of the 5th day of May 1997, by and between Nanogen, Inc., a California corporation (the "Company"), and Becton, Dickinson and Company, a New Jersey corporation (the "Investor").

THE PARTIES HEREBY AGREE AS FOLLOWS:

      1.    Authorization and Sale of Stock.

            1.1   Sale and Issuance of Series D Preferred Stock.

                  a. The Company has, or before the Closing (as defined below), will have, authorized the sale and issuance (the "Offering") of up to 1,000,000 shares of its Series D Preferred Stock (the "Series D Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company attached to this Agreement as Exhibit A. The Company has, or before the Closing will have, adopted and filed the Amended and Restated Articles of Incorporation with the California Secretary of State.

                  b. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, 1,000,000 shares of Series D Preferred Stock at a purchase price of $6.00 per share.

            1.2 Closing. The purchase and sale of the Series D Preferred Stock shall take place at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, CA 94104, at 11:00 am., on May 13, 1997, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to Investor a certificate representing the Series D Preferred Stock which Investor is purchasing against delivery to the Company by Investor of wired funds or a check in the amount of the purchase price therefor payable to the Company's order.

            1.3   Purchase of Additional Shares.

                  a. Investor agrees, in the event the Company consummates a public offering of Common Stock in a firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, of which the aggregate gross proceeds to the Company (exclusive of amounts purchased by Investor) are at least $20,000,000(a "Public Offering") before May 31, 1999 (the "Termination Date"), to purchase, pursuant to the registration statement as part of such Public Offering, such number of shares of the Company's Common Stock equal to $1,000,000 divided by the price offered to the public ("Price to the Public") for such Common Stock. In the event, prior to such Public Offering, Investor and the Company shall have entered into a partnership or joint venture agreement as provided in Section 7.2 of the Research and Development Agreement of even date herewith between the parties (the "Research and Development Agreement") and such agreement shall be in full force and effect, Investor shall purchase pursuant to the registration statement as part of such Public Offering an additional number of shares of the Company's Common Stock equal to $5,000,000 divided by the Price to the Public.

                  b. In the event no Public Offering of the Company's Common Stock is made before the Termination Date, Investor shall be entitled, but not obligated, for a period of six months from the Termination Date, to exercise an option to purchase up to $6,000,000 of the Company's Series D Preferred Stock at a purchase price of $6.00 per share. If such option is exercised, the purchase shall be made within 15 days pursuant to a purchase agreement substantially in the form of this Agreement.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver and perform the Agreement and the Investors' Rights Agreement dated December 19, 1996 between the Company and the investors listed on Schedule A thereto, as amended to add Investor as a party (the "Investors' Rights Agreement"). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted) (hereafter, a "Material Adverse Effect").

            2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist prior to the Closing, of:

                  a. Preferred Stock. 15,500,000 shares of Preferred Stock (the "Preferred Stock"), of which 2,339,667 shares have been designated Series A Preferred Stock and all of which have been issued and are outstanding, 3,800,600 shares have been designated Series B Preferred Stock, of which 3,715,600 are currently issued and outstanding, 6,700,000 shares have been designated Series C Preferred Stock, of which 6,553,598 are currently issued and outstanding, 2,000,000 shares have been designated Series D Preferred Stock, none of which are currently issued and outstanding, and 1,000,000 of which will be sold pursuant to this offering. The rights, privileges and preferences of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock will be as stated in the Company's Amended and Restated Articles of Incorporation.

                  b. Common Stock. 40,000,000 shares of common stock ("Common Stock"), of which as of April 30, 1997, 2,740,177 shares are issued and outstanding.

                  c. Rights to Purchase Shares/Shareholder Agreements. Except for (i) the conversion privileges of the Series A, Series B and Series C Preferred Stock outstanding and the Series D Preferred Stock to be issued under this Agreement, (ii) the rights set forth in Section 2.4 of the Investors' Rights Agreement, (iii) options to purchase an aggregate of 362,325 shares of Common Stock granted pursuant to the Company's 1993 Stock Option/Stock Issuance Plan, as amended, and the Company's 1995 Amended and Restated Stock Option/Stock Issuance Plan, (iv) warrants to purchase an aggregate of 626,905 shares of Common Stock granted pursuant to agreements described in the Schedule of Exceptions, (v) warrants to purchase an aggregate of 60,000 shares of Series B Preferred Stock pursuant to agreements described in the Schedule of Exceptions and (vi) a warrant to purchase 9,000 shares of Series C Preferred Stock issued to Lease Management Services, Inc., there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

            2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

            2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Series D Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series D Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            2.5   Valid Issuance of Preferred and Common Stock.

                  a. The Series D Preferred Stock which is being purchased by Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free of any restrictions on transfer other than pursuant to this Agreement and the Investors' Rights Agreement, and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series D Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended and Restated Articles of Incorporation, shall be duly and validly issued, fully paid and nonassessable, free of any restrictions on transfer other than pursuant to this Agreement and the Investors' Rights Agreement, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series D Preferred Stock hereunder. The Series D Preferred Stock issued hereunder will be free and clear from any liens or encumbrances.

                  b. The outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

            2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority ("Consents and Filings") on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) such Consents and Filings as have been or will be obtained or made prior to the Closing, (ii) pre-sale filings as may be required under applicable state or foreign securities laws which have been or will be timely filed and

(iii) any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act") or such post-closing filings as may be required under applicable state or foreign securities laws, which will be timely filed within the applicable periods therefor.

            2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company which questions the validity of this Agreement or the Investors' Rights Agreement, or the right of the Company to enter into either of them, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

            2.8 Proprietary Information. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided to special counsel to Investor. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultant are in violation thereof, and the Company will use its reasonable commercial efforts to prevent any such violation.

            2.9 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses and proprietary rights necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Other than as described in the Schedule of Exceptions, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets, licenses, information or proprietary rights of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, licenses, copyrights or trade secrets or other proprietary rights of any other person or entity, which violation would have a Material Adverse Effect. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and the Investors' Rights Agreement, nor the carrying on of the Company's business as currently conducted or as proposed to be conducted by the employees of the Company will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

            2.10 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, after diligent inquiry, to the best of its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, which violation or default would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Investors' Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

            2.11  Agreements; Action.

                  a. Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement or as disclosed in the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                  b. There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or

(iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services.

                  c. The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  d. For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  e. The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Amended and Restated Articles of Incorporation or Bylaws, which has a Material Adverse Effect.

                  f. The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company in a transaction or series of related transactions or regarding any transaction of series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

            2.12 Related-Party Transactions. Other than as disclosed in the Schedule of Exceptions, no employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

            2.13 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect and believes it can obtain without undue burden or expense, any similar authority for the conduct of its business as proposed to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

            2.14 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            2.15 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

            2.16 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

            2.17 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

            2.18 Qualified Small Business. The Company represents and warrants to Investor that it qualifies as a "Qualified Small Business" as defined in
Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company covenants that so long as it reasonably believes that the Series D Preferred Stock (or shares issuable upon conversion) held by Investor or a transferee would qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code it will timely file all reports or filings with the Internal Revenue Service required of a Qualified Small Business.

            2.19 Financial Statements. The Company has delivered to Investor its audited financial statements at and for the year ended December 31, 1996 and its unaudited financial statements (without footnotes) at and for the three-month period ended March 31, 1997 (the "Financial Statements). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the last Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

            2.20 Changes. Other than as disclosed in the Schedule of Exceptions, since March 31, 1997, there has not been:

                  a. any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse.

                  b. any damage, destruction or loss, whether or not covered by insurance which has had a Material Adverse Effect;

                  c. any waiver by the Company of a valuable right or of a material debt owed to it;

                  d. any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business or which does not have a Material Adverse Effect;

                  e. any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                  f. any material change in any compensation arrangement or agreement with any employee; or

                  g. to the Company's knowledge, any other event or condition of any character which might have a Material Adverse Effect.

            2.21 Employee Benefit Plan. Except for the Company's 401(k) plan (the "Plan"), the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974. The Plan is in full force and effect in accordance with its terms and complies in all material respects with all applicable law. The Company has made or provided for all payments due under or with respect to the Plan to date, and all amounts properly accrued to date (in accordance with generally accepted accounting principles) as liabilities of the Company under the Plan in the current plan years have been recorded on its financial statements.

            2.22 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has timely paid all taxes and other assessments due. The provision for taxes, penalties and interest of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) which would have a Material Adverse Effect. The Company has fulfilled all withholding obligations with respect to taxes and has timely paid to the appropriate governmental authorities the proper amounts with respect to the foregoing. The tax and audit positions taken by the Company have been consistently applied in connection with the tax returns filed and were reasonable and asserted in good faith. The Company has not waived any statute of limitations in respect of taxes or agreed to an extension of time with respect to a tax assessment or deficiency. Neither the Internal Revenue Service nor any foreign, state, local or other taxing authority has examined or is in the process of examining any federal, foreign, state, local or other tax returns of the Company. Neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim in respect of taxes. The Company is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. There are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company. The Company has not had an "ownership change" as defined in Section 382 of the Code.

            2.23 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

            2.24 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

            2.25 Real Property Holding Company. The Company is not a real property holding company within the meaning of Code Section 897.

            2.26 Disclosure. The Company has fully provided Investor with all the information which Investor has requested for deciding whether to purchase the Series D Preferred Stock and all information which the Company believes is reasonably necessary to enable Investor to make such decision. Neither this Agreement nor the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

            2.27 Minute Books. The minute books of the Company contain a complete and accurate account of all meetings of the Board of Directors and shareholders and all actions by written consent since the date of incorporation of the Company.

            2.28 Private Placement Memorandum. The Confidential Private Placement Memorandum dated September 20, 1996, as supplemented on December 6, 1996, used by the Company in connection with the offer and sale of the Series C Preferred Stock (the "Memorandum") has been prepared in good faith by the Company and, together with the Schedule of Exceptions, does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that with respect to financial projections and other forward looking statements contained in the Memorandum the Company represents only that such projections and forward looking statements were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections and forward looking statements (subject to the risk factors disclosed in the Memorandum relating to such projections and forward looking statements).

      3. Representations and Warranties of Investor. Investor hereby represents and warrants that:

            3.1 Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            3.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Series D Preferred Stock to be received by Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Investor represents that it has full power and authority to enter into this Agreement.

            3.3 Nature of Solicitation; Access to Data. Investor confirms that the offer to sell the Shares was communicated to Investor by the Company in such manner that Investor was able to ask questions of and received answers from the Company or a person acting on its behalf concerning the terms and conditions of this transaction as well as to obtain any information requested by Investor. Any questions raised by Investor or its representatives concerning the transaction have been answered to the satisfaction of Investor and its representatives. Investor's decision to purchase the Series D Preferred Stock is based in part on the answers to such questions as Investor and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities, provided that the foregoing does not limit the right of Investor to rely upon the representations and warranties of the Company set forth in Section 2 of this Agreement. Investor confirms that at no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising in connection and concurrently with such communicated offer.

            3.4 Investment Experience. Investor has experience in investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series D Preferred Stock.

            3.5 Accredited Investor. Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D, as amended, of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act").

            3.6 Restricted Securities. It understands that the shares of Series D Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Series D Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.7 and Section 6, and by the Investors' Rights Agreement and:

                  a. There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                  b. (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

            3.8 Legends. It is understood that the certificates evidencing the Series D Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

                  a. "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  b. Any legend required by the laws of the state in which Investor resides.

      4. Conditions of Investor's Obligations at Closing. The obligations of Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

            4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            4.2 Performance. The Amended and Restated Articles of Incorporation attached as Exhibit A shall have been filed with the Secretary of State of the State of California, the Company shall have received the purchase price specified in Section 1.1(b) hereof, and the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            4.3 Compliance Certificate. The President of the Company shall deliver to Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or financial condition of the Company since March 31, 1997.

            4.4 Qualifications. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Series D Preferred Stock and the underlying Common Stock to Investor pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

            4.5 Opinion of Company's Counsel. At the Closing Investor shall have received from Pillsbury Madison & Sutro LLP, counsel to the Company, a favorable opinion addressed to it, dated the Closing Date, in substantially the form attached to this Agreement as Exhibit D.

            4.6 Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Series D Preferred Stock issuable upon conversion thereof.

            4.7 Amendment to Investors' Rights Agreement. The Investors' Rights Agreement shall have been amended to make Investor a party thereto.

            4.8 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated by this Agreement shall have been reasonably approved by counsel to Investor.

            4.9 Research and Development Agreement. The Research and Development Agreement shall have been executed by the Company.

      5. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor:

            5.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            5.2 Payment of Purchase Price. Investor shall have delivered the purchase price of $6,000,000.

            5.3 Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Series D Preferred Stock issuable upon conversion thereof.

            5.4 Restated Articles. The Amended and Restated Articles of Incorporation shall have been filed with the California Secretary of State.

            5.5 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated by this Agreement shall have been reasonably approved by counsel to the Company.

            5.6 Research and Development Agreement. The Research and Development Agreement shall have been executed by Investor.

      6.    Miscellaneous.

            6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

            6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series D Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

            6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused) or, if sent by telecopier, telex, telegram, or other facsimile means, upon receipt of appropriate confirmation of receipt, or upon deposit with the United States Postal Service, by registered or certified mail, or next day air courier, with postage and fees prepaid and addressed to the party entitled to such notice at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties to this Agreement.

            6.7 Finder's Fee. Investor represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible.

        The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            6.8 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Amended and Restated Articles of Incorporation, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series D Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

            6.10 Severability. If one or more provisions of this Agreement are held to unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            6.11 Aggregation of Stock. All shares of the Series D Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

            6.12 Entire Agreement. This Agreement, the Confidentiality Agreement effective as of February 5, 1997 between the parties, the Research and Development Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NANOGEN, INC.



                                   By:     /s/ Howard Birndorf
                                           -----------------------------------
                                           Howard Birndorf, Chief
                                           Executive Officer

                              Address:     10398 Pacific Center Court
                                           San Diego, CA  92121


                                   BECTON, DICKINSON AND COMPANY



                                   By:     /s/ Vincent A. Forlenza
                                           -----------------------------------
                                           Vincent A. Forlenza
                                           President - Worldwide
                                           Microbiology Systems

                              Address:     One Becton Drive
                                           Franklin Lakes, NJ 07417


                   [SIGNATURE PAGE TO SERIES D PREFERRED STOCK
                               PURCHASE AGREEMENT]

                                    EXHIBIT A

                 Amended and Restated Articles of Incorporation

                                   Schedule A

                                    EXHIBIT B

                       Research and Development Agreement

                                   Schedule A

                                    EXHIBIT C

                             Schedule of Exceptions

                                   Schedule A

                                    EXHIBIT D

                            Form of Legal Opinion of
                          Pillsbury Madison & Sutro LLP


                                       -5-

                                   Schedule A